                         TOUCHSTONE SOFTWARE CORPORATION

                   EXHIBIT 23.1--INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements No. 33-25989 and 333-21395 on Form S-8 of TouchStone Software Corporation of our report dated February 6, 1998, appearing in this Annual Report on Form 10-KSB of TouchStone Software Corporation for the year ended December 31, 1997.






/s/ Deloitte & Touche LLP
Costa Mesa, California
March 25, 1998